OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND FIXTURE FINANCING STATEMENT

(Maximum unpaid indebtedness, exclusive of interest

and protective advances, not to exceed $27,000,000.00)

made by

APPLE ORCHARD, L.L.C., a Michigan limited liability company

("Mortgagor")

in favor of

LASALLE BANK MIDWEST NATIONAL ASSOCIATION,

a national banking association

("Bank")

Dated: Jun 20, 2008

Relating to Property located in Clermont County, Ohio

_____________________________________________________________________________________

THIS MORTGAGE IS ALSO A FINANCING STATEMENT COVERING FIXTURES, AND IS TO BE INDEXED IN THE REAL ESTATE RECORDS.

THE NAMES OF THE DEBTOR AND THE SECURED PARTY, THE MAILING ADDRESS OF THE SECURED PARTY FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, THE MAILING ADDRESS OF THE DEBTOR AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS OF COLLATERAL, ARE AS DESCRIBED IN THIS MORTGAGE.

OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

(Secures Future Advances)

Maximum Indebtedness not to Exceed $27,000,000

This OPEN-END MORTGAGE dated as of June 20, 2008 (the "Mortgage"), is executed by APPLE ORCHARD, L.L.C., a Michigan limited liability company, whose address is 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 (the “Mortgagor”), to and for the benefit of LASALLE BANK MIDWEST NATIONAL ASSOCIATION, a national banking association, whose address is 2600 West Big Beaver Road, Troy, Michigan 48084, its successors and assigns (the “Bank”).

R E C I T A L S:

A.    APPLE ORCHARD, L.L.C., a Michigan limited liability company; SUN LAKEVIEW LLC, a Michigan limited liability company; and SUN TAMPA EAST, LLC, a Michigan limited liability company (collectively, the "Borrower"), desires to borrow funds and obtain other financial accommodations from the Bank, including, without limitation, a loan evidenced by a promissory note from the Borrower to the Bank, dated June 20, 2008, in the principal amount of TWENTY SEVEN MILLION and 00/100 Dollars ($27,000,000.00) (as amended, restated or replaced from time to time, the "Note").

B.            As a condition to the Bank's loaning funds or providing other financial accommodations to the Borrower, the Bank requires that the Mortgagor grant this Mortgage in order to secure the obligations and performance of the Borrower under such loans or financial accommodations.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees as follows:

A G R E E M E N T S:

The Mortgagor does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, MORTGAGE and WARRANT and GRANT A SECURITY INTEREST to the Bank and its successors and assigns forever in and to the following described property, rights and interests (referred to collectively herein as the “Property”):

(a)           The real estate located in the State of Ohio and legally described on Exhibit_A attached hereto and made a part hereof (the “Real Estate”);

(b)           All improvements of every nature whatsoever now or hereafter situated on the Real Estate, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing (the “Improvements”);

(c)           All easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor of, in and to the same;

(d)           All rents, revenues, issues, profits, proceeds, income, royalties, Letter of Credit Rights (as defined in the Uniform Commercial Code of the State of Ohio (the “Code”) in effect from time to time), escrows, security deposits, impounds, reserves, tax refunds and other rights to monies from the Property and/or the businesses and operations conducted by the Mortgagor thereon;

(e)           All interest of the Mortgagor in all leases and rental agreements (including, without limitation, oil and gas leases and any specific lease(s) described in an attachment to this Mortgage), written or unwritten, now or hereafter demising the Property in whole or in any part, and all amendments, modifications, extensions, renewals, substitutions and replacements for any of the foregoing (each, a “Lease”, and collectively, the “Leases”), together with all security therefor and all monies payable thereunder;

(f)           All fixtures and articles of personal property now or hereafter owned by the Mortgagor and located on or forming a part of or used in connection with the Real Estate or the Improvements, including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, computer hardware and software used in the operation of the Property, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Real Estate or the Improvements in any manner, together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by the Mortgagor or on its behalf; it being mutually agreed that all of the aforesaid property owned by the Mortgagor and placed on the Real Estate or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Obligations; notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Mortgage and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute Goods (as defined in the Code), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in the Bank, as a Secured Party, and the Mortgagor, as Debtor, all in accordance with the Code;

(g)           All of the Mortgagor’s interests in General Intangibles, including Payment Intangibles and Software (each as defined in the Code) now owned or hereafter acquired and related to the Property, including, without limitation, all of the Mortgagor’s right, title and interest in and to: (i) all agreements, licenses, permits and contracts to which the Mortgagor is or may become a party and which relate to the Property; (ii) all obligations and indebtedness owed to the Mortgagor thereunder; (iii) all intellectual property related to the Property; and (iv) all choses in action and causes of action relating to the Property;

(h)           All of the Mortgagor’s accounts now owned or hereafter created or acquired as relate to the Property and/or the businesses and operations conducted thereon, including, without limitation, all of the following now owned or hereafter created or acquired by the Mortgagor: (i) Accounts (as defined in the Code), contract rights, book debts, notes, drafts, and other obligations or indebtedness owing to the Mortgagor arising from the sale, lease or exchange of goods or other property and/or the performance of services; (ii) the Mortgagor’s rights in, to and under all purchase orders for goods, services or other property; (iii) the Mortgagor’s rights to any goods, services or other property represented by any of the foregoing; (iv) monies due or to become due to the Mortgagor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of the Mortgagor); (v) Securities, Investment Property, Financial Assets and Securities Entitlements (each as defined in the Code); (vi) proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing; and (vii) all warranties, guarantees, permits and licenses in favor of the Mortgagor with respect to the Property; and

(i)            All proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Property or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Property or proceeds of any sale, option or contract to sell the Property or any portion thereof;

FOR THE PURPOSE OF SECURING all loans, advances and other financial accommodations, including any renewals or extensions thereof, from the Bank to the Borrower and/or the Mortgagor and any and all indebtedness, liabilities and obligations of any and every kind and nature heretofore, now or hereafter owing from the Borrower and/or the Mortgagor to the Bank, however incurred or evidenced, whether primary, secondary, contingent or otherwise, whether arising under the Note, and any and all extensions and renewals thereof, this Mortgage, under any other security agreement(s), promissory note(s), guaranty(s), mortgage(s), lease(s), letter(s) of credit, interest rate, currency or commodity swap agreement(s), cap agreement(s) or collar agreement(s), and any other agreement(s) or arrangement(s) designed to protect the Borrower against fluctuations in interest rates, currency exchange rates or commodity prices, or any other instrument(s), document(s), contract(s) or agreement(s) heretofore, now or hereafter executed by Borrower and/or the Mortgagor and delivered to the Bank or to or under which Borrower and/or the Mortgagor or any subsidiary or affiliate of Borrower and/or the Mortgagor is a party or beneficiary (collectively, the "Loan Documents"), or by oral agreement or by operation of law, plus all interest, costs, expenses and reasonable attorney fees which may be made or incurred by the Bank in the disbursement, administration or collection of such indebtedness, liabilities and obligations and in the protection, maintenance and liquidation of any collateral for such indebtedness, liabilities and obligations, and ANY FUTURE ADVANCES, WITH INTEREST THEREON, made to the Borrower and/or the Mortgagor by the Bank which are secured by this Mortgage pursuant to the provisions hereof (collectively, the "Obligations"). The Mortgagor covenants to pay when due any Obligations for which it is liable in accordance with the terms of the Loan Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by the Mortgagor under the Note, this Mortgage and the other Loan Documents.

This Mortgage is intended to secure the unpaid balance of loan advances to be made to the Borrower by the Bank under the Note after this Mortgage has been delivered to the Clermont County, Ohio, Recorder's Office for recordation, in accordance with Sections 5301.232 and 5301.233 of the Ohio Revised Code. The maximum amount of loan advances under the Note, exclusive of interest thereon and amounts made for the payment of taxes, assessment, insurance premiums and costs incurred for the protection of the Project, which may be outstanding at any time, is Twenty Seven Million and 00/100 Dollars ($27,000,000.00).

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

1.            Title. The Mortgagor represents, warrants and covenants that (a) the Mortgagor is the holder of the fee simple title to the Property, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of the Bank and as otherwise described on Exhibit_B attached hereto and made a part hereof (the “Permitted Exceptions”); and (b) the Mortgagor has legal power and authority to mortgage and convey the Property.

2.            Assignment of Rents and Leases. As additional security for the Obligations and performance of the covenants and agreements set forth herein, Mortgagor hereby assigns to the Bank, and grants Bank a security interest in, any and all Leases, and all rents, issues, income and profits derived from the use of the Property or any portion thereof, whether due or to become due. These assignments shall run with the land and shall be good and valid against Mortgagor and all persons claiming by, under, or through Mortgagor from the date of recording of this Mortgage and shall continue to be operative during foreclosure or any other proceedings taken to enforce this Mortgage. If any foreclosure sale results in a deficiency, the assignments shall continue as security during the foreclosure redemption period. Mortgagor covenants with and warrants to Bank that as of the date of this Mortgage:

(a)           Each Lease is in full force and effect and there are no defaults existing thereunder; and

(b)           Mortgagor has not, except as may be described in an attachment, if any, to this Mortgage: (1) executed or granted any prior assignment, encumbrance, or security interest in any Lease or the rentals thereunder; (2) performed any acts or executed any other instruments or agreements which would limit or prevent Bank from obtaining the benefit of and exercising its rights conferred by this Mortgage; or (3) executed or granted any modification of any Lease, either orally or in writing.

(c)           As of the date of this Mortgage and for so long as any of the Obligations remains unpaid or unperformed:

(i)           Mortgagor shall promptly inform Bank of, assign, and deliver, any subsequent Lease of the Property or any part thereof, and make, execute and deliver to the Bank, upon demand, any and all documents, agreements and instruments as may, in Bank's opinion, be necessary to protect the Bank's rights under this Mortgage; provided, that Mortgagor's failure to do so will not impair Bank's interest in or rights with respect to any subsequent Lease, nor in any way affect the applicability of this Mortgage to such Lease and the unpaid rents due or to become due thereunder.

(ii)          Mortgagor shall not, without the prior written consent of Bank: (1) cancel or accept surrender of a Lease; (2) modify or alter a Lease in any way, either orally or in writing; (3) reduce the amount of or postpone payment of any Lease rents; (4) consent to any assignment of the lessee's interest in a Lease, or any subletting thereunder; (5) collect or accept payment of rents under a Lease for more than one (1) month in advance; (6) make any other assignment, pledge, encumbrance, or other disposition of a Lease or any Lease rents, issues, income or profits.

(d)           Mortgagor shall perform and discharge each and every obligation, covenant, and agreement required to be performed by the landlord under any Lease and should Mortgagor fail to do so the Bank, at Bank's sole option and without releasing Mortgagor from any such obligation, may make or do the same in such manner and to such extent as the Bank deems necessary to protect its rights and interests under this Mortgage. Any and all costs, expenses and sums paid by the Bank in performing under any Lease, including reasonable attorney fees, shall be added to the Obligations secured by this Mortgage. This assignment of rents is given as collateral security only and will not be construed as obligating Bank to perform any of the covenants or undertakings required to be performed by Mortgagor under any Lease.

3.            Maintenance, Repair, Restoration, Prior Liens, Parking. The Mortgagor covenants that, so long as any portion of the Obligations remains unpaid, the Mortgagor will: (a) promptly repair, restore or rebuild any Improvements now or hereafter on the Property which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are available or sufficient for the purpose; (b) keep the Property in good condition and repair, without waste, and free from construction or like liens or claims or other liens or claims for lien (subject to the Mortgagor’s right to contest liens as permitted by the terms hereof; (c) pay when due any indebtedness which may be secured by a permitted lien or charge on the Property, and upon request furnish satisfactory evidence of the discharge of such lien to the Bank (subject to the Mortgagor’s right to contest liens as permitted by the terms of hereof); (d) comply with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Property and the use thereof; (e) obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage; (f) make no material alterations in the Property or demolish any portion of the Property without the Bank’s prior written consent, except as required by law or municipal ordinance; (g) suffer or permit no change in the use or general nature of the occupancy of the Property, without the Bank’s prior written consent; (h) not initiate or acquiesce in any zoning reclassification with respect to the Property, without the Bank’s prior written consent; (i) provide and thereafter maintain adequate parking areas within the Property as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary or desirable for the use thereof; and (j) comply, and cause the Property at all times to be operated in compliance, with all applicable federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations.

4.            Payment of Taxes and Assessments. The Mortgagor will pay before delinquent or the date on which any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against the Mortgagor, if applicable to the Property or any interest therein, or the Obligations, or any obligation or agreement secured hereby, subject to the Mortgagor’s right to contest the same, as provided by the terms hereof; and the Mortgagor will, upon written request, furnish to the Bank duplicate receipts therefor within ten (10) days after the Bank’s request. After the occurrence of an Event of Default and the expiration of any applicable cure period, the Bank shall have the right to request that the Mortgagor deposit with the Bank monthly such amounts as estimated by the Bank will be sufficient to establish a fund from which to pay in full each installment of annual Taxes for the current calendar year as it becomes due. Such deposits will be held without any allowance of interest and are to be used for the payment of Taxes next due and payable when they become due. So long as no Event of Default shall exist, the Bank shall, at its option, pay such Taxes when the same become due and payable (upon submission of appropriate bills therefor from the Mortgagor) or shall release sufficient funds to the Mortgagor for the payment thereof. If the funds so deposited are insufficient to pay any such Taxes for any year (or installments thereof, as applicable) when the same shall become due and payable, the Mortgagor shall, within ten (10) days after receipt of written demand therefor, deposit additional funds as may be necessary to pay such Taxes in full. If the funds so deposited exceed the amount required to pay such Taxes for any year, the excess shall be applied toward subsequent deposits. Said deposits need not be kept separate and apart from any other funds of the Bank. The Bank, in making any payment hereby authorized relating to Taxes, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Upon an Event of Default, the Bank may, at its option, apply any monies at the time on deposit to cure an Event of Default or to pay any of the Obligations in such order and manner as the Bank may elect. If such deposits are used to cure an Event of Default or pay any of the Obligations, the Mortgagor shall immediately, upon demand by the Bank, deposit with the Bank an amount equal to the amount expended by the Mortgagor from the deposits. When the Obligations has been fully paid, any remaining deposits shall be returned to the Mortgagor. Such deposits are hereby pledged as additional security for the Obligations and shall not be subject to the direction or control of the Mortgagor. The Bank shall not be liable for any failure to apply to the payment of Taxes any amount so deposited unless the Mortgagor, prior to an Event of Default, shall have requested the Bank in writing to make application of such funds to the payment of such amounts, accompanied by the bills for such Taxes. The Bank shall not be liable for any act or omission taken in good faith or pursuant to the instruction of any party.

5.            Insurance. The Mortgagor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Property insured against loss or damage by fire and such other hazards as may reasonably be required by the Bank, in accordance with the Bank's current insurance requirements, and such other insurance as the Bank may from time to time reasonably require.

(a)           Unless the Mortgagor provides the Bank evidence of the insurance coverages required hereunder, the Bank may purchase insurance at the Mortgagor’s expense to cover the Bank’s interest in the Property. The insurance may, but need not, protect the Mortgagor’s interest. The coverages that the Bank purchases may not pay any claim that the Mortgagor makes or any claim that is made against the Mortgagor in connection with the Property. The Mortgagor may later cancel any insurance purchased by the Bank, but only after providing the Bank with evidence that the Mortgagor has obtained insurance as required by this Mortgage. If the Bank purchases insurance for the Property, the Mortgagor will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which the Bank may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The cost of the insurance may be more than the cost of insurance the Mortgagor may be able to obtain on its own.

(b)           The Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless the Bank is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to the Bank and such separate insurance is otherwise acceptable to the Bank.

(c)           In the event of loss, the Mortgagor shall give prompt notice thereof to the Bank, who, if such loss exceeds an amount equal to ten percent (10.00%) of the Obligations (the “Threshold”), shall have the sole and absolute right to make proof of loss. If such loss exceeds the Threshold or if such loss is equal to or less than the Threshold and the conditions set forth in clauses (i), (ii) and (iii) of the immediately succeeding subsection are not satisfied, then the Bank, solely and directly, shall receive such payment for loss from each insurance company concerned. If and only if (i) such loss is equal to or less than the Threshold, (ii) no Event of Default or event that with the passage of time, the giving of notice or both would constitute an Event of Default then exists, (iii) the Bank determines that the work required to complete the repair or restoration of the Property necessitated by such loss can be completed no later than the maturity date of the earliest maturing Obligation, and (iv) the total of the insurance proceeds and such additional amounts placed on deposit with the Bank by the Mortgagor for the specific purpose of rebuilding or restoring the Improvements equals or exceeds, in the sole and absolute discretion of the Bank, the reasonable costs of such rebuilding or restoration, then the Bank shall endorse to the Mortgagor any such payment and the Mortgagor may collect such payment directly. The Bank shall have the right, at its option and in its sole discretion, to apply any insurance proceeds received by the Bank pursuant to the terms of this section, after the payment of all of the Bank’s expenses, either (i) on account of the Obligations, irrespective of whether such principal balance is then due and payable, whereupon the Bank may declare the whole of the balance of Obligations to be due and payable, or (ii) to the restoration or repair of the property damaged as provided in subsection (d) below; provided, however, that the Bank hereby agrees to permit the application of such proceeds to the restoration or repair of the damaged property, subject to the provisions of subsection (d) below, if (i) the Bank has received satisfactory evidence that such restoration or repair shall be completed no later than the maturity date of the earliest maturing Obligation, and (ii) no Event of Default, or event that with the passage of time, the giving of notice or both would constitute an Event of Default, then exists. If insurance proceeds are made available to the Mortgagor by the Bank as hereinafter provided, the Mortgagor shall repair, restore or rebuild the damaged or destroyed portion of the Property so that the condition and value of the Property are substantially the same as the condition and value of the Property prior to being damaged or destroyed. Any insurance proceeds applied on account of the unpaid principal balance of the Obligations shall be subject to any prepayment premium provided for in the Loan Documents. In the event of foreclosure of this Mortgage, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale.

(d)           If insurance proceeds are made available by the Bank to the Mortgagor, the Mortgagor shall comply with the following conditions:

(iii)         Before commencing to repair, restore or rebuild following damage to, or destruction of, all or a portion of the Property, whether by fire or other casualty, the Mortgagor shall obtain from the Bank its approval of all site and building plans and specifications pertaining to such repair, restoration or rebuilding.

(iv)         Prior to each payment or application of any insurance proceeds to the repair or restoration of the improvements upon the Property, the Bank shall be satisfied as to the following:

(A)          either such Improvements have been fully restored, or the expenditure of money as may be received from such insurance proceeds will be sufficient to repair, restore or rebuild the Property, free and clear of all liens, claims and encumbrances, except the lien of this Mortgage and the Permitted Exceptions, or, if such insurance proceeds shall be insufficient to repair, restore and rebuild the Property, the Mortgagor has deposited with the Bank such amount of money which, together with the insurance proceeds shall be sufficient to restore, repair and rebuild the Property; and

(B)          prior to each disbursement of any such proceeds, the Bank shall be furnished with a statement of the Bank’s architect (the cost of which shall be borne by the Mortgagor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by the Bank and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Property; and the Bank shall be furnished with appropriate evidence of payment for labor or materials furnished to the Property, and total or partial lien waivers substantiating such payments.

(v)          If the Mortgagor shall fail to restore, repair or rebuild the Improvements within a time deemed satisfactory by the Bank, then the Bank, at its option, may (A) commence and perform all necessary acts to restore, repair or rebuild the said Improvements for or on behalf of the Mortgagor, or (B) declare an Event of Default. If insurance proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of the Improvements, such excess shall be applied on account of the Obligations irrespective of whether such Obligations is then due and payable without payment of any premium or penalty.

6.            Condemnation. If all or any part of the Property are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Obligations, is hereby assigned to the Bank, who is empowered to collect and receive the same and to give proper receipts therefor in the name of the Mortgagor and the same shall be paid forthwith to the Bank. Such award or monies shall be applied on account of the Obligations, irrespective of whether such Obligations is then due and payable and, at any time from and after the taking the Bank may declare the whole of the balance of the Obligations to be due and payable. Notwithstanding the provisions of this section to the contrary, if any condemnation or taking of less than the entire Property occurs and provided that no Event of Default and no event or circumstance which with the passage of time, the giving of notice or both would constitute an Event of Default then exists, and if such partial condemnation, in the reasonable discretion of the Bank, has no material adverse effect on the operation or value of the Property, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by the Mortgagor, and the Bank hereby agrees that in such event it shall not declare the Obligations to be due and payable, if it is not otherwise then due and payable.

7.            Taxation. If, by the laws of the United States of America, or of any state or political subdivision having jurisdiction over the Mortgagor, any tax is due or becomes due in respect of the execution and delivery of this Mortgage or any of the other Loan Documents, the Mortgagor shall pay such tax in the manner required by any such law. The Mortgagor further agrees to reimburse the Bank for any sums which the Bank may expend by reason of the imposition of any such tax. Notwithstanding the foregoing, the Mortgagor shall not be required to pay any income or franchise taxes of the Bank. If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Property from the value thereof for the purpose of taxation or (b) the imposition upon the Bank of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by the Mortgagor, or (c) a change in the method of taxation of mortgages or debts secured by mortgages or the Bank’s interest in the Property, or the manner of collection of taxes, so as to affect this Mortgage or the Obligations or the holders thereof, then the Mortgagor, upon demand by the Bank, shall pay such Taxes or charges, or reimburse the Bank therefor; provided, however, that the Mortgagor shall not be deemed to be required to pay any income or franchise taxes of the Bank. Notwithstanding the foregoing, if in the opinion of counsel for the Bank, it is or may be unlawful to require the Mortgagor to make such payment or the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then the Bank may declare all of the Obligations to be immediately due and payable.

8.            Bank’s Performance of Defaulted Acts and Expenses Incurred by Bank. If an Event of Default has occurred, the Bank may, but need not, make any payment or perform any act herein required of the Mortgagor in any form and manner deemed expedient by the Bank, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Property or consent to any tax or assessment or cure any default of the Mortgagor in any lease of the Property. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by the Bank in regard to any tax provided for herein or to protect the Property or the lien hereof, shall be so much additional Obligations, and shall become immediately due and payable by the Mortgagor to the Bank, upon demand, and with interest thereon accruing from the date of such demand until paid at the highest rate provided in the Loan Documents. In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by the Bank in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of the Bank’s rights hereunder, (c) recovering any Obligations, (d) any litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Property, including without limitation, bankruptcy and probate proceedings, or (e)  preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Note, this Mortgage, any of the other Loan Documents or the Property, with interest thereon accruing from the date of such demand until paid at the highest rate provided in the Loan Documents, shall be so much additional Obligations, and shall become immediately due and payable by the Mortgagor to the Bank, upon demand. Should any amount paid out or advanced by the Bank hereunder, or pursuant to any agreement executed by the Mortgagor in connection with the Loan, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Property or any part thereof, then the Bank shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

9.            Security Agreement. The Mortgagor and the Bank agree that this Mortgage shall constitute a Security Agreement within the meaning of the Code with respect to all property described herein in which a security interest can be granted under Article 9 of the Code (the “Personal Property”; all of the Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “Collateral”), and that a security interest in and to the Collateral is hereby granted to the Bank to secure payment of the Obligations.

(a)           The only persons having any interest in the Collateral are the Mortgagor, the Bank and holders of interests, if any, expressly permitted hereby.

(b)           No Financing Statement (other than Financing Statements showing the Bank as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby) covering any of the Collateral or any proceeds thereof is on file in any public office except pursuant hereto; the Mortgagor, at its own cost and expense, upon demand, will furnish to the Bank such further information and will execute and deliver to the Bank such financing statements and other documents in form satisfactory to the Bank and will do all such acts as the Bank may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the Collateral as security for the Obligations, subject to no other liens or encumbrances, other than liens or encumbrances benefiting the Bank and liens and encumbrances (if any) expressly permitted hereby. The Mortgagor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by the Bank to be desirable. The Mortgagor hereby irrevocably authorizes the Bank at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto, without the signature of the Mortgagor covering the Collateral and containing such information as is required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed

(c)           Upon an Event of Default hereunder, the Bank shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the Collateral. The Bank will give the Mortgagor at least ten (10) days notice of the time and place of any public sale of the Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of the Mortgagor hereinafter set forth at least ten (10) days before the time of the sale or disposition. Any such sale may be held in conjunction with any foreclosure sale of the Property. If the Bank so elects, the Property and the Collateral may be sold as one lot. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by the Bank, shall be applied against the Obligations in such order or manner as the Bank shall select. The Bank will account to the Mortgagor for any surplus realized on such disposition.

(d)           The terms and provisions contained in this section, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.

(e)           This Mortgage is intended to be a financing statement within the purview of Section 9-502(3) of the Code with respect to the Collateral and the goods described herein, which goods are or may become fixtures relating to the Property.

10.          Restrictions on Transfer. The Mortgagor, without the prior written consent of the Bank, shall not effect, suffer or permit any Prohibited Transfer (as defined herein).

(a)           Any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of any of the following properties or interests shall constitute a “Prohibited Transfer”:

(i)           The Property or any part thereof or interest therein, excepting only sales or other dispositions of Collateral no longer useful in connection with the operation of the Property (“Obsolete Collateral”), provided that prior to the sale or other disposition thereof, such Obsolete Collateral has been replaced by Collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral;

(ii)          Ownership or control of the Mortgagor, unless permitted under the Loan Documents;

in each case whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the foregoing provisions of this section shall not apply (i) to the lien of current taxes and assessments not in default, or (ii) to leases permitted by the terms of the Loan Documents, if any.

(b)           In determining whether or not to make the loan secured by this Mortgage, the Bank evaluated the background and experience of the Mortgagor in owning and operating property such as the Property, found it acceptable and relied and continues to rely upon same as the means of maintaining the value of the Property which is the Bank’s security for the Obligations. The Mortgagor further recognizes that any secondary junior financing placed upon the Property (i) may divert funds which would otherwise be used to pay the Obligations; (ii) could result in acceleration and foreclosure by any such junior encumbrancer which would force the Bank to take measures and incur expenses to protect its security; (iii) would detract from the value of the Property should the Bank come into possession thereof with the intention of selling same; and (iv) would impair the Bank’s right to accept a deed in lieu of foreclosure, as a foreclosure by the Bank would be necessary to clear the title to the Property. In accordance with the foregoing and for the purposes of (a) protecting the Bank’s security, both of repayment and of value of the Property; (b) giving the Bank the full benefit of its bargain and contract with the Mortgagor; (c) keeping the Property free of subordinate financing liens, the Mortgagor agrees that if this section is deemed a restraint on alienation, that it is a reasonable one.

11.          Single Asset Entity. The Mortgagor shall not hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Property, or become a shareholder of or a member or partner in any entity which acquires any property other than the Property, until such time as the Obligations have been fully repaid. The operating agreement of the Mortgagor shall limit its purpose to the acquisition, operation, management and disposition of the Property, and such purposes shall not be amended without the prior written consent of the Bank. The Mortgagor covenants:

(c)           To maintain its assets, accounts, books, records, financial statements, stationery, invoices, and checks separate from and not commingled with any of those of any other person or entity, except that Mortgagor’s financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an affiliate; provided, however, that any such consolidated financial statement shall contain a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity;

(d)           To conduct its own business in its own name, allocate fairly and reasonably any overhead for shared employees and office space, to maintain an arm’s length relationship with its affiliates, and to pay its own liabilities out of its own funds, to the extent of revenue generated from the operation of the Property; provided, however, the foregoing covenant shall not require the members or managers of the Mortgagor to make any additional capital contributions to the Mortgagor or cause personal liability;

(e)           To hold itself out as a separate entity, correct any known misunderstanding regarding its separate identity, maintain adequate capital in light of its contemplated business operations to the extent available only from the cash flow generated from the operation of the Property, and observe all organizational formalities;

(f)           Not to guarantee or become obligated for the debts of any other entity or person or hold out its credits as being available to satisfy the obligations of others, including not acquiring obligations or securities of its partners, members or shareholders;

(g)           Not to pledge its assets for the benefit of any other entity or person or make any loans or advances to any person or entity;

(h)           Not to enter into any contract or agreement with any party which is directly or indirectly controlling, controlled by or under common control with the Mortgagor (an “Affiliate”), except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Affiliate;

(i)            Neither the Mortgagor nor any constituent party of the Mortgagor will seek the dissolution or winding up, in whole or in part, of the Mortgagor, nor will the Mortgagor merge with or be consolidated into any other entity;

(j)            The Mortgagor has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any constituent party of the Mortgagor, any Affiliate or any other person;

(k)           The Mortgagor now has and will hereafter have no debts or obligations other than normal accounts payable in the ordinary course of business, this Mortgage, and the Loan; and any other indebtedness or other obligation of the Mortgagor has been paid in full prior to or through application of proceeds from the funding of the Loan.

Notwithstanding any contrary provision in this Mortgage or in any of the Loan Documents, the following operations and activities of Borrower and its Affiliates shall not be considered a violation of the covenants contained in this Section 11: (1) offering services to residents of the Property through Affiliates of Mortgagor or other third parties for which fees and charges may be collected by Mortgagor or the Affiliate and paid to such Affiliate or third party, which may include, without limitation, cable and internet services, landscaping, snow removal, lease or sale of manufactured homes, and child care; provided that such Affiliates do not conduct their business in the name of Mortgagor and that any agreements between Mortgagor and its Affiliates relating to such services are on commercially reasonable terms similar to those of an arm’s length transaction; (2) depositing all gross revenue, whether cash, cash equivalents or similar assets, in an operating account maintained specifically for the Property (a “Property Operating Account”), after paying expenses of Mortgagor or causing Sun Communities Operating Limited Partnership, a Michigan limited partnership (“SCOLP”), and/or Sun Communities, Inc., a Michigan corporation (“Sun”), to pay such expenses, and distributing such remaining cash to Sun, SCOLP, or at the direction of Sun or SCOLP, as applicable, to any other Affiliate of Mortgagor, and in any case, distributing such remaining cash that does not belong to the Mortgagor promptly to such entities; (3) paying all payables, debts and other liabilities arising from or in connection with the operation of the Property from the Property Operating Account, or causing SCOLP and/or Sun to pay such liabilities; (4) using ancillary assets in connection with the operation of the Property held in the name of Sun, SCOLP, or any of their Affiliates, such as vehicles and office and maintenance equipment; (5) treating the Property for all purposes as part of and within the portfolio of manufactured housing communities owned by SCOLP or its Affiliates, for marketing, promotion and providing information and reports to the public or as required by any applicable law; provided, however, that Mortgagor shall conduct business in its own name or its assumed or trade name; and/or (6) allocating general overhead and administrative costs incurred by Sun and SCOLP and/or other Affiliates of Mortgagor in a fair and equitable manner.

12.          Events of Default, Foreclosure; Expense of Litigation. If an event of default, as defined in the Loan Documents, shall occur under the Obligations (an "Event of Default"), the Bank may, at its option, declare the whole of the Obligations to be immediately due and payable without further notice to the Mortgagor. When all or any part of the Obligations shall become due, whether by acceleration or otherwise, the Bank shall have the right to foreclose this Mortgage and sell the Property at public auction or venue pursuant to applicable law. In the event of a foreclosure sale, the Bank is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as the Bank may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

(a)           Mortgagor agrees to pay all of Bank's costs and expenses, including reasonable attorney fees, which shall be added to the Obligations secured by this Mortgage. At any foreclosure sale, Mortgagor agrees that in its foreclosure sale bid price the Bank shall be allowed to deduct from the appraised value of the Property: (i) a brokerage commission of not more than ten percent (10%) of the Property value; (ii) the unpaid balance of any mortgage or other liens which have priority over the lien of this Mortgage; and (iii) the sum of all unpaid property taxes and assessments and insurance premiums due and to become due on the Property through the date upon which the foreclosure redemption period shall expire. Any foreclosure sale may, at the sole option of the Bank, be made en masse or in parcels, any law to the contrary notwithstanding, and Mortgagor hereby knowingly, voluntarily and intelligently waives any right to require any such foreclosure sale to be made in parcels or any right to select which parcels shall be sold. The proceeds of any foreclosure sale shall be applied, as the Bank elects, to the payment of Bank's collection and other expenses, including reasonable attorney fees, and/or payment of the Obligations, with the surplus, if any, to Mortgagor or Mortgagor's successor in interest. Commencement of proceedings to foreclose this Mortgage in any manner authorized by law shall be deemed an exercise of the Bank's option to accelerate the Obligations. After the date upon which the maturity of the Obligations secured by this Mortgage has been accelerated, Bank acceptance of any amount(s) paid by Mortgagor less than the full unpaid principal balance of the Obligations plus accrued interest, late charges and Bank's costs and expenses in this Mortgage described, shall not waive the default or acceleration, but shall only be credited upon the unpaid balance of the Obligations unless the Bank specifically agrees in writing to waive any such default and/or acceleration.

(b)           The Bank may procure mortgage foreclosure or title reports. Mortgagor covenants to pay forthwith to the Bank all sums paid for such purposes with interest at the highest rate applicable to the Obligations, and such sums and the interest thereon shall constitute a further lien upon the Property. The Bank may also procure appraisals, environmental audits and such other investigations or analyses of the Property as the Bank may determine to be required by regulatory or accounting rules, procedures or practices or to otherwise be prudent or necessary. Mortgagor shall grant the Bank free and unrestricted access to the Property for such purposes. Mortgagor covenants to pay forthwith to the Bank all sums paid for such purposes with interest at the highest rate applicable to the Obligations, and such sums and the interest thereon shall constitute a further lien upon the Property.

13.          Appointment of Receiver. In conjunction with any foreclosure of this Mortgage, Bank shall be entitled to seek the appointment of a receiver for the Property in accordance with applicable law. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of the Mortgagor at the time of application for such receiver and without regard to the value of the Property or whether the same shall be then occupied as a homestead or not and the Bank hereunder or any other holder of the Note may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Property (i) during the pendency of such foreclosure, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when the Mortgagor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during said period, including, to the extent permitted by law, the right to lease all or any portion of the Property for a term that extends beyond the time of such receiver's possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Obligations, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

14.          Bank’s Right of Possession in Case of Default. At any time after an Event of Default has occurred, the Mortgagor shall, upon demand of the Bank, surrender to the Bank possession of the Property. The Bank, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Property, together with all documents, books, records, papers and accounts relating thereto, and may exclude the Mortgagor and its employees, agents or servants therefrom, and the Bank may then hold, operate, manage and control the Property, either personally or by its agents. The Bank shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Property, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, the Bank shall have full power to: (a) cancel or terminate any lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same; (b) elect to disaffirm any lease or sublease which is then subordinate to the lien hereof; (c) extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon the Mortgagor and all persons whose interests in the Property are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Obligations, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser; (d) make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Property as the Bank deems are necessary; (e) insure and reinsure the Property and all risks incidental to the Bank’s possession, operation and management thereof.

15.          Rights Cumulative. Each right, power and remedy herein conferred upon the Bank is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Loan Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Bank, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of the Bank in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

16.          Bank’s Right of Inspection. The Bank and its representatives shall have the right to inspect the Property and the books and records with respect thereto at all reasonable times upon not less than twenty four (24) hours prior notice to the Mortgagor, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

17.          Notices. Any notices, communications and waivers under this Mortgage shall be in writing and shall be (i) delivered in person, (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed to the Mortgagor or the Bank at the address shown for each party, respectively, in the first paragraph of this Mortgage or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

18.          Contests. Notwithstanding anything to the contrary herein contained, the Mortgagor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Property or which may be or become a lien thereon and any construction or other liens or claims for lien upon the Property (each, a “Contested Liens”), and no Contested Lien shall constitute an Event of Default hereunder, if, but only if:

(a)           The Mortgagor shall forthwith give notice of any Contested Lien to the Bank at the time the same shall be asserted;

(b)           The Mortgagor shall either pay under protest or deposit with the Bank the full amount (the “Lien Amount”) of such Contested Lien, together with such amount as the Bank may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment the Mortgagor may furnish to the Bank a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to the Bank.

19.          Further Instruments. Upon request of the Bank, the Mortgagor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Mortgage and of the other Loan Documents.

20.          Indemnity. The Mortgagor hereby covenants and agrees that no liability shall be asserted or enforced against the Bank in the exercise of the rights and powers granted to the Bank in this Mortgage, and the Mortgagor hereby expressly waives and releases any such liability, except to the extent resulting from the gross negligence or willful misconduct of the Bank. The Mortgagor shall indemnify and save the Bank harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses, including reasonable attorneys’ fees and court costs (collectively, “Claims”), of whatever kind or nature which may be imposed on, incurred by or asserted against the Bank at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which the Bank may or does become a party, either as plaintiff or as a defendant, by reason of this Mortgage or for the purpose of protecting the lien of this Mortgage; (b) the offer for sale or sale of all or any portion of the Property; and (c) the ownership, leasing, use, operation or maintenance of the Property, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Property to the Bank in accordance with the terms of this Mortgage; provided, however, that the Mortgagor shall not be obligated to indemnify or hold the Bank harmless from and against any Claims directly arising from the gross negligence or willful misconduct of the Bank. All costs provided for herein and paid for by the Bank shall be so much additional Obligations and shall become immediately due and payable upon demand by the Bank and with interest thereon from the date incurred by the Bank until paid at the highest rate provided in the Loan Documents.

21.          Environmental Representations, Warranties, Covenants and Indemnification. The Mortgagor represents and warrants to the Bank that neither the Property nor the operations of the Mortgagor are in violation of any Environmental Law or any permit or authorization issued pursuant thereto. No Hazardous Substances have been released on or from the Property in violation of any Environmental Laws. The Mortgagor covenants and agrees to at all times strictly observe and promptly comply with all Environmental Laws and shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Laws ("Environmental Liens"). The Mortgagor shall promptly notify the Bank in writing if the Mortgagor knows, suspects or believes there is or are (a) any Hazardous Substances, other than those used by the Mortgagor or tenants under leases at the Property in the ordinary course of their occupancy and/or businesses and in compliance with all Environmental Laws, present on the Property; (b) any release of Hazardous Substances in, on, under, from or migrating towards the Property; (c) any non-compliance with Environmental Laws related in any way to the Property; (d) any actual or potential Environmental Liens; (e) any investigation or action or claim, whether threatened or pending, by any governmental agency or third party pertaining to the Release of Hazardous Substances in, on, under, from, or migrating towards the Property. Mortgagor agrees to allow the Bank or its agent access to the Property to confirm Mortgagor's compliance with all Environmental Laws and Bank may once each calendar year without cause and, at any time upon reasonable information to believe that there is a potential violation of, or liability under, the Environmental Laws, at Mortgagor's sole cost and expense, hire, or require Mortgagor to hire, an environmental consultant (subject to Bank’s approval which is not to be unreasonably withheld) to inspect, test and audit the Property and advise the Bank concerning Mortgagor's compliance with Environmental Laws. Any costs paid by Bank for violations of Environmental Laws or to hire an environmental consultant shall be added to the Obligations secured by this Mortgage. Mortgagor agrees to indemnify and hold the Bank harmless from any and all losses, costs, suits, harm, liability, and damages of any and every kind, including reasonable attorney fees, which result from or are related to any violation(s) by Mortgagor or Mortgagor's predecessors in title to the Property of any Environmental Laws, and agrees that such indemnity shall survive the foreclosure or discharge of this Mortgage and shall continue so long as Bank has any interest in or liability for the Property. "Environmental Laws" shall mean any and all federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits or other authorizations issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority with jurisdiction over the Property and/or the Mortgagor relating to or imposing liability or standards of conduct (including disclosure or notification) concerning protection of human health or the environment or Hazardous Substances or any activity involving Hazardous Substances, all as previously and in the future to be amended. "Hazardous Substance" shall mean, but is not limited to, any substance, chemical, material or waste (a) the presence of which causes a nuisance or trespass of any kind; (b) which is regulated by any federal, state or local governmental authority because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive, or other hazardous property or because of its effect on the environment, natural resources or human health and safety, including, but not limited to, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives; or (c) which is designated, classified, or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any federal, state or local law, regulation or ordinance, including under any Environmental Law such as the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. §11001 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. §1801 et seq.), or the Clean Air Act (42 U.S.C. §7401 et seq.).

22.	Miscellaneous.

(a)           Successors and Assigns. This Mortgage and all provisions hereof shall be binding upon and enforceable against the Mortgagor and its assigns and other successors. This Mortgage and all provisions hereof shall inure to the benefit of the Bank, its successors and assigns and any holder or holders, from time to time, of the Note.

(b)           Invalidity of Provisions; Governing Law. In the event that any provision of this Mortgage is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Mortgagor and the Bank shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Mortgage and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect. This Mortgage is to be construed in accordance with and governed by the laws of the State of Ohio.

(c)           Municipal Requirements. The Mortgagor shall not by act or omission permit any building or other improvement on premises not subject to the lien of this Mortgage to rely on the Property or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and the Mortgagor hereby assigns to the Bank any and all rights to give consent for all or any portion of the Property or any interest therein to be so used. Similarly, no building or other improvement on the Property shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Any act or omission by the Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

(d)           Option of Bank to Subordinate. At the option of the Bank, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Property upon the execution by the Bank of a unilateral declaration to that effect and the recording thereof in the Office of the Register of Deeds in and for the county wherein the Property are situated.

(e)           Mortgagee-in-Possession. Nothing herein contained shall be construed as constituting the Bank a mortgagee-in-possession in the absence of the actual taking of possession of the Property by the Bank pursuant to this Mortgage.

(f)           Relationship of Bank and Mortgagor. The Bank shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of the Mortgagor or of any lessee, operator, concessionaire or licensee of the Mortgagor in the conduct of their respective businesses, and, without limiting the foregoing, the Bank shall not be deemed to be such partner, joint venturer, agent or associate on account of the Bank becoming a mortgagee-in-possession or exercising any rights pursuant to this Mortgage, any of the other Loan Documents, or otherwise. The relationship of the Mortgagor and the Bank hereunder is solely that of debtor/creditor.

(g)           Time of the Essence. Time is of the essence of the payment by the Mortgagor of all amounts due and owing to the Bank under the Loan Documents and the performance and observance by the Mortgagor of all terms, conditions, obligations and agreements contained in this Mortgage and the other Loan Documents.

(h)           No Merger. The parties hereto intend that the Mortgage and the lien hereof shall not merge in fee simple title to the Property, and if the Bank acquires any additional or other interest in or to the Property or the ownership thereof, then, unless a contrary intent is manifested by the Bank as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

(i)            CONSENT TO JURISDICTION. TO INDUCE THE BANK TO EXTEND THE OBLIGATIONS, THE MORTGAGOR IRREVOCABLY AGREES THAT, SUBJECT TO THE BANK’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THE OBLIGATIONS AND THIS MORTGAGE, OTHER THAN FORECLOSURE, WILL BE LITIGATED IN COURTS HAVING SITUS IN OAKLAND COUNTY, MICHIGAN. THE MORTGAGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN OAKLAND COUNTY, MICHIGAN, WAIVES PERSONAL SERVICE OF PROCESS UPON THE MORTGAGOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL

DIRECTED TO THE MORTGAGOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

(j)           WAIVER OF JURY TRIAL. THE MORTGAGOR AND THE BANK (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS MORTGAGE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS MORTGAGE OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS MORTGAGE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE MORTGAGOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE BANK OR ANY OTHER PERSON INDEMNIFIED UNDER THIS MORTGAGE ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

(k)           Complete Agreement. This Mortgage and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Loan Documents may not be modified, altered or amended except by an agreement in writing signed by both the Mortgagor and the Bank.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage as of the day and year first above written.

MORTGAGOR:

APPLE ORCHARD, L.L.C., a Michigan limited liability company

By:          Sun Communities Operating Limited Partnership, a Michigan limited partnership

Its:          Sole Member

By:          Sun Communities, Inc., a Maryland corporation

Its:          General Partner

By: ______________________________

Name: ______________________________

Title: ______________________________

Notary Acknowledgement

The foregoing instrument was acknowledged before me in ___________________ County, Michigan, on _______________________, by __________________, ____________________of Sun Communities, Inc., a Maryland corporation, which is the general partner of Sun Communities Operating Limited Partnership, a Michigan limited partnership, which is the sole member of APPLE ORCHARD, L.L.C., a Michigan limited liability company, on behalf of the company.

Notary's Signature:______________________________

Notary's Name:

Notary Public, State of Michigan, County of _________

My commission expires:__________________________

Acting in the County of:__________________________

DRAFTED BY:	WHEN RECORDED RETURN TO:

Daniel C. Watson, Esq.	LaSalle Bank Midwest N.A.
Dykema Gossett PLLC	c/o LaSalle Bank N.A.
400 Renaissance Center	Attn: Rita Gomez MC74-00
Detroit, Michigan 48243	4747 W. Irving Road
Chicago, Illinois 60641

EXHIBIT A

LEGAL DESCRIPTION OF REAL ESTATE

Land situated in the County of Clermont, Township of Miami, State of Ohio, is described as follows:

Parcel 1

Situated in the State of Ohio, Clermont County, Miami Township and in Dix’s Military Survey No. 992 of the Virginia Military District and being more particularly described as follows: Beginning at a point in State Route No. 28, said point is North 13 degrees 20 minutes 32 seconds West 29.71 feet from a 1 inch iron pipe at the Northwest corner of lot No. 42 of the Village of Mulberry as platted and recorded in Plat Cabinet 5, page 148 of the Clermont County, Ohio Deed Records; thence with the line of said lot No. 42 and Tailwind Properties, Inc., South 13 degrees 20 minutes 32 second East 265.47 feet to a 1/2 inch iron pin; thence, with the line of H. Wayne Klekamp, Inc. and fenced line of Bertie Trester, South 06 degrees 36 minutes 08 seconds West 888.99 feet to a 5/8 inch iron pin; thence, with the North line of By-Pass StateRoute 28, South 71 degrees 27 minutes 11 seconds West 452.65 feet to a 5/8 inch iron pin; thence, continuing with said North line of said By-Pass State Route No. 28, South 67 degrees 31 minutes 49 seconds West, 434.44 feet to a 5/8 inch iron pin; thence with the fenced line of B & R Partnership, North 13 degrees 49 minutes 16 seconds East 609.49 feet to a 3/4 inch iron pin; thence, with the fenced line of Paul and Janet Bilton, North 81 degrees 00 minutes 48 seconds East 180.74 feet to a 3/4 inch iron pin; thence, with the fenced line of Mulberry Wesleyan Church, Inc., North 54 degrees 54 minutes 10 seconds East 359.78 feet to a 1 inch pipe; thence continuing with said fenced line of Mulberry Wesleyan Church, Inc. North 66 degrees 31 minutes 42 seconds East 151.50 feet to a 3/8 inch iron pin, thence, continuing with said fenced line of Mulberry Wesleyan Church, Inc., North 18 degrees 31 minutes 24 seconds West 58.02 feet to a 1 inch pipe, thence, with said line of Mulberry Wesleyan Church, Inc., and Harry Kapourales, North 75 degrees 09 minutes 36 seconds East, 170.08 feet to a 1/2 inch iron pin; thence, continuing with said line of said Harry Kapourales and passing a 5/8 inch iron pin at 232.09 feet, North 13 degrees 17 minutes 13 seconds West 262.09 feet to State Route No. 28; thence with said State Route No. 28, North 77 degrees 12 minutes 47 seconds East 94.23 feet to the beginning, The bearings in the above description are based on the East line of B & R Partnership’s property as recorded in Official Record Book 561, page 668 in the recorders office of said county.

The above description is taken from and in accordance with a survey and plat dated August 10, 1998 by Robert Joseph Shannon, Ohio Reg. No. 7835

Parcel 2

Situated in the State of Ohio, Clermont County, Miami Township and in Dix’s Military Survey No. 992 of the Virginia Military District and being more particularly described as follows: Commencing at a point in State Route No. 28, said point is North 13 degrees 20 minutes 32 seconds West, 29.71 feet from a 1 inch iron pipe at the Northwest corner of Lot No. 42 of the Village of Mulberry as platted and recorded in Plat Cabinet 5, page 148 of the Clermont County, Ohio Deed Records; thence with the line of said Lot No. 42 and Tailwind Properties, Inc., South 13 degrees 20 minutes 32 seconds East 265.47 feet to a 1/2 iron pin; thence, with the line of H. Wayne Klekamp, Inc., fenced line of Bertie Trester and crossing the State Route No. 28 by-pass, South 06 degrees 36 minutes 08 seconds West 1120.97 feet to a 5/8 inch iron pin and the beginning; thence, with the fenced line of Rosa Trester and West line of Lakeside Park Subdivision, South 06 degrees 36 minutes 08 seconds West 656.69 feet to a 1/2 inch iron pin; thence with the line of Jerome L. Decker North 72 degrees 10 minutes 36 seconds West, 196.61 feet to a 5/8 inch iron pin; thence continuing with said line of Jerome L. Decker, South 37 degrees 05 minutes 47 seconds West 349.43 feet to a 1/2 inch iron pin; thence with the line of Betty Swafford and fenced line of Donald Gordon, North 73 degrees 48 minutes 40 seconds West 591.53 feet to a 1/2 inch iron pin; thence, continuing with said fenced line of Donald Gordon and fenced line of Elsie Walker, North 35 degrees 18 minutes 04 seconds East 357.85 feet to a 5/8 inch iron pin; thence, continuing with said fenced line of Elsie Walker, North 72 degrees 19 minutes 17 seconds West, 50.08 feet to a 1/2 inch iron pin; thence with the fenced line of the Board of County Commissioners, North 13 degrees 49 minutes 16 seconds East 163.75 feet to a 5/8 inch iron pin; thence with the South line of By-Pass State Route No. 28, North 71 degrees 27 minutes 11 seconds East 583.81 feet to a 5/8 inch iron pin; thence, continuing with said South line of By-Pass State Route No. 28, South 13 degrees 21 minutes 01 seconds East 41.17 feet to a 5/8 inch iron pin; thence, still continuing with the south line of By-Pass State Route No. 28, North 71 degrees 27 minutes 11 seconds East 295.68 feet to the beginning.

The bearings in the above description are based on the East line of B & R Partnership’s property as recorded in Official Record Book 561, page 668 in the recorders office of said county

The above description is taken from and in accordance with a survey and plat dated August 10, 1998 by Robert Joseph Shannon, Ohio Reg. No. 7835.

Parcel 3

Situated in Pierson’s Military Survey No. 928 and Jones’ Military Survey No. 934, Monroe Township, Clermont County, Ohio and being more particularly described as follows: Beginning at an iron pin set at the southwest corner of Lot No. 7 of East Fork Commercial Park as recorded in Plat Cabinet 4, page 222 of the Clermont County, Ohio Subdivision Plat Records; thence with the South line of said Lot No. 7 and partially with the South line of Lot No. 8, as generally marked by a fence, South 85 degrees 34 minutes 15 seconds East for a distance of 449.88 feet to an iron pin set corner to lands of Edgar Lawson; thence with the lines of said Lawson the following three courses and distances, (1) South 12 degrees 58 minutes 13 seconds West for a distance of 579.29 feet to an ion pin set; (2) North 86 degrees 11 minutes 40 seconds West for a distance of 462.91 feet to an iron pin set; (3) South 06 degrees 51 minutes 00 seconds West for a distance of 507.16 feet to an existing iron pin corner of lands of the Clermont Christian Assembly, Inc., thence with the north line of The Clermont Christian Assembly, Inc. North 84 degrees 13 minutes 43 seconds West for a distance of 1597.30 feet to an existing iron pin corner to lands of Martha and Karen Simpson; thence with the East line of said Simpson and the East line of Elmer and Marjorie Parker North 15 degrees 29 minutes 12 seconds East for a distance of 449.46 feet to an existing spike in the centerline of Back Run Road; thence leaving said road with the South line of lands of Steven and Karen Seipelt South 84 degrees 44 minutes 18 seconds East (passing an iron pin set at 25.00 feet) for a total distance of 637.57 feet to an existing iron pipe corner to said Seipelt; thence with the Easterly lines of said Seipelt and the Easterly line of Jessie and Judith Cowans the following two courses and distances (1) North 06 degrees 42 minutes 55 seconds West for a distance of 26.05 feet to an existing iron pipe at an angle point in Seipelt’s Easterly line (2) North 30 degrees 41 minutes 42 seconds East for a distance of 661.30 feet to an existing iron pipe corner to said Cowans; thence with the North line of Cowans North 84 degrees 35 minutes 35 seconds West for a distance of 594.03 feet to an existing iron pipe corner to lands of Mamie Kemper; thence with the East line of said Kemper and partially with the East line of Lands of Terry and Beverly Hoskins North 12 degrees 11 minutes 18 seconds East for a distance of 891.21 feet to an iron pin set corner to lands of the Bethel Jehovah’s Witnesses; thence with the lines of the Bethel Jehovah’s Witnesses the following three (3) courses and distances, (1) South 86 degrees 24 minutes 00 seconds East for a distance of 236.94 feet to an iron pin set; (2) North 03 degrees 36 minutes 00 seconds East for a distance of 66.00 feet to an iron pin set; (3) South 86 degrees 24 minutes 00 seconds East for a distance of 33.00 feet to an iron pin set corner to lands of Dale and Irene DeWeese; thence with the Southerly line of said DeWeese South 61 degrees 24 minutes 00 seconds East for a distance of 161.15 feet to an existing iron pin corner of lands of Clermont Metropolitan Housing Authority; thence with the lines of said Clermont Metropolitan Housing Authority the following six (6) courses and distances, (1) South 35 degrees 56 minutes 13 seconds East for a distance of 183.96 feet to an iron pin set; (2) South 61 degrees 48 minutes 54 seconds East for a distance of 157.41 feet to a wood post; (3) North 77 degrees 59 minutes 07 seconds East for a distance of 131.22 feet to an iron pin set; (4) North 08 degrees 28 minutes

57 seconds East for a distance of 82.52 feet to an iron pin set; (5) South 83 degrees 59 minutes 06 seconds East for a distance of 91.94 feet to an iron pin set; (6) North 08 degrees 40 minutes 57 seconds East (passing an iron pin set 530.64 feet) for a total distance of 593.32 feet to a point in the centerline of State Route No. 125; thence with said centerline South 78 degrees 37 minutes 16 seconds East for a distance of 292.37 feet to a point; thence leaving said road with the West line of Lot No. 7 of East Fork Commercial Park the following two (2) courses and distances, (1) South 07 degrees 42 minutes 03 seconds West for a distance of 693.99 feet to a 36’ ash tree; South 05 degrees 56 minutes 01 seconds West for a distance of 677.35 feet to the place of beginning.

EXCEPTING Therefrom the following described parcels:

Situated in Jones’ Military Survey No. 934, Monroe Township, Clermont County, Ohio and being more particularly described as follows:

Commencing at an iron pin located at the Southwest corner of Lot No. 7 of East Fork Commercial Park as recorded in Plat Cabinet 4, page 222 of the Clermont County, Ohio Subdivision Plat Records; thence with the South line of said Lot No. 7 and partially with South line of Lot No. 8 as generally marked by a fence, South 85 degrees 34 minutes 15 seconds East 449.88 feet to the corner of lands of Edgar Lawson; thence with the lines of said Lawson the following three (3) courses: South 12 degrees 58 minutes 13 seconds West 579.29 feet, North 86 degrees 11 minutes 40 seconds West 462.91 feet to an iron pin found, South 06 degrees 51 minutes 00 seconds West for a distance of 507.16 feet to an existing iron pin corner to lands of The Clermont Christian Assembly, Inc., as recorded in Deed Book 532, page 374, Clermont County Recorder’s Office; thence with the North line of said Clermont Christian Assembly, Inc., North 84 degrees 13 minutes 43 seconds West 1330.81 feet to a 5/8" diameter iron pin set at the Point of Beginning of this described real estate; thence from said point of beginning continuing North 84 degrees 13 minutes 43 seconds West 266.49 feet to an existing iron pin corner to lands of Karen L. Simpson, as recorded in Official Record 794, page 877, Clermont County Recorder’s Office; thence with the East line of said Simpson and the East line of Elmer Parker, Jr., as recorded in Official Record 1084, page 248 of the Clermont County Recorder’s Office, North 15 degrees 29 minutes 12 seconds East for a distance of 449.46 feet to an existing spike located in the centerline of Back Run Road; thence leaving said road with the South line of lands of Roy L. and Brenda D. Lindsey as recorded in Official Record 1342, page 800, Clermont County Recorder’s Office, South 84 degrees 44 minutes 18 seconds East, passing an existing iron pin at 25.00 feet for a total distance of 177.74 feet to a set 5/8" diameter iron pin; thence leaving said line of Lindsey, through grantor’s property along a new severance line the following four (4) courses: South 03 degrees 29 minutes 54 seconds West 39.63 feet to a set 5/8" diameter iron pin, North 86 degrees 30 minutes 06 seconds West 12.74 feet to a set 5/8" diameter iron pin, South 64 degrees 19 minutes 28 seconds West 50.00 feet to a set 5/8" diameter iron pin, and South 04 degrees 13 minutes 43 seconds East 384.25 feet to the point of beginning.

Right to access and construct utilities including sanitary sewer, public water, electric, gas cable and telephone located or to be located along Back Run Road through and above described tract, and to retain rights for drainage easements and storm piping through the above tract.

ALSO EXCEPTING

Situated in the State of Ohio, County of Clermont, Township of Monroe, Virginia Military District, situated in Jones M.S. No. 934 and being more particularly described as follows:

Beginning for reference at the intersection of the existing centerline of S.R. 125 with the Easterly line of Jones M.S. No. 934, said point being centerline of survey Station 491+57.52; thence North 75 degrees 49 minutes 28 seconds East 21.76 feet to a point at 9.72 feet left of centerline Station 491+76.98 and being the True Point of Beginning; thence South 09 degrees 04 minutes 08 seconds West 91.68 feet along the Grantor’s Easterly line to an iron pin set at 81.75 feet right of centerline Station 491+82.25 (passing an iron pin found at 90.79 feet); thence North 88 degrees 17 minutes 47 seconds West 17.54 feet along the existing Southerly Right-of Way line to an iron pin set 85.00 feet right of centerline Station 491+65.00; thence North 68 degrees 29 minutes 02 seconds West, 157. 14 feet along the existing Southerly Right-of-Way line to an iron pin set 60.00 feet right of centerline Station 490+09.88; thence North 72 degrees 43 minutes 43 seconds West 123.24 feet along the existing Southerly Right of Way line to an iron pin found 54.22 feet right of centerline Station 488+91.18; thence North 10 degrees 03 minutes 08 seconds East 59.98 feet along the Grantor’s Westerly line to a point 5.32 feet left of centerline Station 488+84.09; thence South 77 degrees 29 minutes 25 seconds East 292.34 feet along the Grantor’s Northerly line to the True Point of Beginning.

This description is based on a survey made under the direction and supervision of Steven W. Newell, Professional Surveyor Number 7212 in May, 2001

EXHIBIT B

PERMITTED EXCEPTIONS

1.            General real estate taxes for the year 2008 and each year thereafter not yet due and payable.

2.            Exception Nos. 8 through 21, inclusive, contained on Orchard Lake Schedule B, Section 2 and exception Nos. 8 through 20, inclusive, contained on Apple Creek Schedule B, Section 2 of LandAmerica Lawyers Title Insurance Corporation Commitment No. 11307377/08001394, dated May 20, 2008.

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